UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/13/2012

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33508

Delaware	20-1677033
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address of principal executive offices, including zip code)

(602) 850-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Friday, April 13, 2012, John Vincent expressed his intent to the Board of Directors (the "Board") of Limelight Networks, Inc. (the "Company") not to stand for re-election as a Class II director of the Company at the 2012 Annual Meeting of Stockholders, which is scheduled to be held June 7, 2012 (the "Annual Meeting"). Mr. Vincent's decision to not stand for re-election as a director of the Company is not the result of any disagreements with the Company relating to its operations, policies or practices. On Wednesday, April 18, 2012, following recommendation from the Board's Nominating and Governance Committee and pursuant to the bylaws of the Company, the Board unanimously approved a reduction in the size of the Board from ten (10) seats to nine (9) seats, effective as of the Annual Meeting. This will result in a nine (9) member Board consisting of four (4) Class I directors, two (2) Class II directors and three (3) Class III directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: April 19, 2012	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary